Exhibit 99.1

November 9, 2009	Contact:	Gary Pittman
Chief Financial Officer
(713) 654-8960

EDGE PETROLEUM ANNOUNCES RESULTS FOR THIRD QUARTER OF 2009

HOUSTON, November 9, 2009 (GLOBENEWSWIRE) — Edge Petroleum Corporation (Pink Sheets: EPEXQ) (Pink Sheets: EPXPQ) today reported financial and operating results for the third quarter of 2009 as follows:

•                  Production for the third quarter of 2009 was 2.6 Bcfe, averaging 28.7 MMcfe per day.

•                  For the quarter ended September 30, 2009, we received cash settlements paid by our counterparties on our derivative contracts totaling $8.1 million pre-tax. We also recorded a non-cash net unrealized pre-tax derivative loss of $7.1 million, which represents the change in the fair value of our derivative contracts between June 30, 2009 and September 30, 2009. These resulted in a net pre-tax derivative gain of approximately $1.0 million included in total revenue for the quarter ended September 30, 2009.

•                  Our third quarter 2009 net loss to common stockholders was $8.4 million, or $0.36 basic and diluted loss per share.

•                  On July 10, 2009 we repaid $7.5 million of our outstanding balance due to the lenders of our Fourth Amended and Restated Credit Agreement dated as of January 30, 2007 (as amended, the “Revolving Facility”)..

•                  On August 31, 2009, and after a series of other amendments extending the maturity date of our Revolving Facility, we entered into Amendment No. 9 (“Amendment No. 9”) to our Revolving Facility, which amendment changed the maturity date of our Revolving Facility from August 31, 2009 to September 30, 2009.

•                  On September 30, 2009 all obligations under our Revolving Facility became due and payable. We failed to make the required payments due under our Revolving Facility on or before September 30, 2009 which resulted in an event of default under the Revolving Facility. As a result, on October 1, 2009 (the Filing Date), we and our subsidiaries filed voluntary petitions (the “Chapter 11 Cases”) for reorganization relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”).  In connection with the filing of the Chapter 11 Cases we entered into the Purchase Agreement described below with a stalking horse bidder. The filing of the Chapter 11 Cases constitutes an additional event of default under our Revolving Facility.  The total amount of principal, fees and interest outstanding under the Revolving Facility was approximately $227.6 million as of the Filing Date. We intend to operate our business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

•                  On September 30, 2009, we, along with our subsidiaries, Edge Petroleum Exploration Company (“EPEX”), Miller Exploration Company (“Miller”), Edge Petroleum Operating Company, Inc. (“EPOC”), Edge Petroleum Production Company (“EPPC”) and Miller Oil Corporation (“Miller Oil” and, together with EPEX, Miller, EPOC and EPPC, the “Subsidiaries” and, together with Edge, the “Debtors”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with PGP Gas Supply Pool No. 3 LLC (the “Proposed Purchaser”) pursuant to which the Proposed Purchaser will acquire all of the equity interests of each of the reorganized Subsidiaries (together, the “Equity Interests”). Pursuant to the Purchase Agreement, the effective date for the sale of the equity interests of the reorganized Subsidiaries is June 30, 2009. The consideration for the Equity Interests to be conveyed pursuant to the Purchase Agreement is $191 million, subject to certain adjustments as provided in the Purchase Agreement, including a downward adjustment related to certain changes in the NYMEX Strip Price over the five year period from January 1, 2010 through December 31, 2014 (the “Gas Pricing Downward Adjustment”) which adjustment is capped at approximately $23.9 million. The proceeds from the sale of the Equity Interests will be used to substantially reduce our indebtedness under the Revolving Facility.   Consummation of the transactions contemplated by the Purchase Agreement is subject to higher and better offers received in a Bankruptcy Court-supervised auction, approval of the Bankruptcy Court and other customary closing conditions.

•                  On October 2, 2009, we received notice (the “Notice”) from the NASDAQ that our common stock and 5.75% series A cumulative convertible perpetual preferred stock (the “Convertible Preferred Stock”) would be delisted from the NASDAQ at the opening of business on October 13, 2009 pursuant to the NASDAQ’s Listing Rules 5100,

5110(b) and IM-5100-1, and that a Form 25-NSE would be filed with the SEC, which would remove our securities from listing and registration on the NASDAQ.  According to the Notice, the determination to delist our securities was based on (i) the announcement by us on October 2, 2009 that we and each of our subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code and the associated public interest concerns raised by such bankruptcy petitions; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about our ability to sustain compliance with all requirements for continued listing on the NASDAQ. We decided not to appeal the NASDAQ’s determination to a Hearings Panel, pursuant to the procedures set forth in the NASDAQ’s Listing Rule 5800 Series and we did not take any further action to appeal the NASDAQ’s decision, and therefore our securities were delisted on October 13, 2009.

A summary of our quarters and year to date results is shown below:

	First Quarter 2009	Second Quarter 2009	Third Quarter 2009	Year to Date 2009
Production, Bcfe	3.1	3.0	2.6	8.7
Percent Gas	70%	67%	68%	68%

Operating Costs Structure, $ per Mcfe
Oil and Natural Gas Operating Expenses	$1.23	$1.28	$1.20	$1.24
Severance and Ad Valorem Taxes	$0.35	$0.42	$0.12	$0.31
G&A (1)	$1.38	$1.54	$1.88	$1.58
Depletion	$3.16	$2.43	$2.45	$2.69

(1) Assumes exclusion of non-cash share-based compensation costs for restricted stock amortization and bad debt expense.

Third quarter production for 2009 was 2.6 Bcfe as compared to 4.0 Bcfe for the same period in 2008.  Normal production declines, asset sales completed during early 2008 and decreased capital re-investment in replacing production as compared to historical levels contributed to our overall production decline in 2009. We have been operating under a severely limited reinvestment program while we have been engaged in our financial and strategic alternatives evaluation process and our related Chapter 11 Cases.

We reported a decrease in total revenue for the third quarter and year to date periods of 2009 compared to the same periods in 2008. Total revenue for the three and nine months ended September 30, 2009 was $11.1 million and $46.9 million compared to revenue of $106.6 million in the third quarter of 2008 and revenue of $116.8 million in the first nine months of 2008. Falling commodity prices in 2009 have resulted in net realized cash gains on derivatives for the third quarter of 2009 and year to date period ended September 30, 2009 of $8.1 million and $21.9 million, respectively. These gains partially offset the losses experienced from our physical commodity sales and unrealized derivative activity. In the same periods of 2008 we reported $12.2 million and $30.9 million, respectively, in net realized cash losses for derivatives.  Unrealized gains totaled $75.7 million and $8.4 million for the three and nine month periods ended September 30, 2008.

Oil and gas operating expenses for the three months ended September 30, 2009 totaled approximately $3.2 million compared to approximately $4.0 million for the same period in 2008. Depletion costs for the third quarter of 2009 totaled approximately $6.5 million and averaged $2.45 per Mcfe compared to approximately $21.6 million and an average of $5.41 per Mcfe for the third quarter of 2008. At March 31, 2009 we recorded a non-cash full-cost ceiling test impairment on our oil and natural gas properties of approximately $78.3 million which lowered the third quarter depletion rate by approximately $0.70 per Mcfe. We were not required to record a full-cost ceiling test impairment at September 30, 2009.  General and administrative (“G&A”) costs, which include share-based compensation costs and bad debt expense, for the third quarter of 2009 were approximately $5.2 million, 19% lower than the comparable prior year period, primarily because of lower salary and benefit costs due to a reduced staff offset by the high costs of contract labor and our financial and strategic alternatives process and related reorganization expenses.

Third quarter 2009 net loss to common stockholders was approximately $8.4 million or $0.36 basic and diluted loss per share. The same period a year ago we reported a net loss to common stockholders of approximately $42.1 million, or $1.47 basic and diluted loss per share.  The net loss to common stockholders for the first nine months of 2009 was approximately $94.7 million or $3.50 basic and diluted loss per share. During the same period a year ago we reported a net loss to common stockholders of approximately $90.2 million, or $3.15 basic and diluted loss per share.

Our sources and uses of cash were as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
	(in millions)
Net Cash Provided By Operating Activities	$6.5	$23.8	$26.4	$77.2
Net Cash Used In Investing Activities	(1.3)	(17.4)	(8.9)	(41.4)
Net Cash Used In Financing Activities	(7.5)	(3.1)	(12.5)	(27.2)

Net cash flow provided by operating activities before working capital changes was approximately $5.6 million and approximately $16.2 million for the three months ended September 30, 2009 and 2008, respectively. Net cash flow provided by operating activities before working capital changes was approximately $19.9 million and $65.5 million for the nine months ended September 30, 2009 and 2008, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Debt at September 30, 2009 was $226.5 million as compared to $239.0 million at December 31, 2008.  Debt at September 30, 2009 and December 31, 2008 is presented as current due to changes in the maturity date of our Revolving Facility which ultimately resulted in all of our debt under the Revolving Facility being due on September 30, 2009.

In the normal course of business we enter into derivative contracts, including commodity price collars, swaps and floors, to seek to hedge or mitigate our exposure to commodity price movements.  Our derivative contracts for 2009 are shown in the table below. We do not have any contracts in place that extend beyond 2009 and we eliminated the price caps reflected in the table below in early October 2009.

2009 DERIVATIVES

Transaction	Volumes per Day	Price Floor (1)	Price Cap (1)	Term
Natural Gas
Costless Collar	10,000 MMBtu	$7.75	$10.00	Jan-09	Dec-09
Costless Collar	10,000 MMBtu	$7.75	$10.08	Jan-09	Dec-09
Crude Oil
Costless Collar	300 Bbl	$70.00	$93.55	Jan-09	Dec-09

(1)          All natural gas prices are settled monthly at NYMEX Natural Gas Index and crude oil prices are settled at West Texas Intermediate Light Sweet Crude Oil Index.

The Company’s management would like to again inform investors of its strong belief that it is likely that there will be no value for its common stockholders or its 5.75% series A cumulative convertible perpetual preferred stockholders in connection with the Chapter 11 Cases, even under the most optimistic of scenarios and that the contemplated plan of reorganization filed in connection with the Chapter 11 Cases does not currently contemplate such holders’ receiving any recovery absent a substantially higher and better offer for the Equity Interests which is sufficient to pay the Company’s secured and unsecured creditors in full (and with respect to the common stock to pay the liquidation preference on the 5.75% series A cumulative convertible perpetual preferred stock). In this regard, stockholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. In this case and based on the expected proceeds from the sale of the Equity Interests which is substantially less than the amount the Company’s secured and unsecured creditors are owed, the Company’s management strongly believes all such claims will not be fully satisfied, leading to its belief that the Company’s common stock and 5.75% series A cumulative convertible perpetual preferred stock will have no value.

Additional information about the Company’s restructuring, including access to court documents and other general information about the Chapter 11 cases, is available at www.KCCLLC.net/EdgePetroleum.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States.  Edge common stock and preferred stock are listed on the OTC Bulletin Board under the symbols “EPEXQ.PK” and “EPXPQ.PK,” respectively.

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding the Company. Any statements included in this press release that address activities, events or developments that the Company expects, believes, plans, projects, estimates or anticipates will or may occur in the future are forward-looking statements. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include:

•                  our inability to continue business operations during the Chapter 11 proceeding;

•                  our ability to obtain court approval of our plan of reorganization and various other motions we expect to file as part of the Chapter 11 proceeding;

•                  our ability to consummate our plan of reorganization as currently planned;

•                  risks associated with third party motions in the Chapter 11 proceeding, which may interfere with our reorganization as currently planned;

•                  our ability to seek, obtain and approve a higher or better offer as the winning bid in the bankruptcy court auction process;

•                  our ability to close a purchase and sale agreement, whether with PGP or an offer from a higher and better bid;

•                  the potential adverse effects of the Chapter 11 proceeding on our liquidity and results of operations;

•                  our ability to retain and motivate key executives and other necessary personnel while seeking to implement our plan of reorganization;

•                  our ability to continue as a going concern;

•                  discussions with our bank lender group and our other creditors;

•                  changes in general economic conditions;

•                  uncertainties in reserve and production estimates;

•                  unanticipated recovery or production problems;

•                  unanticipated results from wells being planned, drilled or completed;

•                  oil and natural gas prices and competition;

•                  the impact of derivative positions;

•                  production expense estimates;

•                  cash flow estimates; future financial performance;

•                  planned capital expenditures; and other matters that are discussed in the Company’s filings with the Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to the Company’s filings with the SEC, including Form 10-K for the year ended December 31, 2008, Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and current reports on Form 8-K, for a discussion of these risks.

EDGE PETROLEUM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands, except per share amounts and prices)
OIL AND NATURAL GAS REVENUE:
Oil and natural gas sales	$10,125	$43,136	$34,797	$139,212
Gain (loss) on derivatives	1,011	63,505	12,188	(22,452)
Total revenue	11,136	106,641	46,985	116,760
OPERATING EXPENSES:
Oil and natural gas operating expenses	3,171	4,039	10,820	12,452
Severance and ad valorem taxes	324	2,654	2,672	8,136
Depletion, depreciation, amortization and accretion	6,720	21,874	24,348	70,767
Impairment of oil and natural gas properties	—	129,520	78,254	129,520
General and administrative expense	5,152	6,380	14,666	15,592
Total operating expenses	15,367	164,467	130,760	236,467
OPERATING LOSS	(4,231)	(57,826)	(83,775)	(119,707)
OTHER INCOME AND EXPENSE:
Other income	5	156	17	257
Interest expense, net of amounts capitalized	(3,016)	(2,815)	(8,328)	(9,323)
Amortization of deferred loan costs	—	(239)	(1,465)	(717)
Reorganization expense	(1,122)	—	(1,122)	—
LOSS BEFORE INCOME TAXES	(8,364)	(60,724)	(94,673)	(129,490)
INCOME TAX BENEFIT (EXPENSE)	(42)	20,714	(42)	45,478
NET LOSS	(8,406)	(40,010)	(94,715)	(84,012)
Preferred Stock Dividends	—	(2,066)	—	(6,199)
NET LOSS TO COMMON STOCKHOLDERS	$(8,406)	$(42,076)	$(94,715)	$(90,211)

BASIC LOSS PER SHARE	$(0.36)	$(1.47)	$(3.50)	$(3.15)
DILUTED LOSS PER SHARE (1)	$(0.36)	$(1.47)	$(3.50)	$(3.15)

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	28,873	28,690	28,860	28,636
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (1)	28,873	28,690	28,860	28,636

Production:
Gas — MMcf	1,795	2,789	5,971	9,604
Natural gas liquids (NGL) — MBbls	95	132	299	449
Oil — MBbls	46	68	163	230
Gas Equivalent — MMcfe	2,641	3,989	8,743	13,678

Realized Product Prices:
Gas - $ per Mcf (2)(3)	$3.68	$27.86	$5.71	$7.98
NGL - $ per Bbl	$21.55	$64.53	$20.72	$55.35
Oil - $ per Bbl (2)(4)	$53.94	$301.16	$41.08	$66.49
Gas Equivalent - $ per Mcfe (2)(5)	$4.22	$26.73	$5.37	$8.54

Notes:

(1)

A net loss from continuing operations exists in 2009 and 2008, and therefore, no potential common shares are included in the calculation of diluted per share amounts because the effect would be antidilutive. Potential common shares include 8.7 million shares of common stock resulting from an assumed conversion of the Company’s 5.75% Series A cumulative convertible perpetual preferred stock, equivalent shares of the Company’s restricted stock units and common stock options.

(2)	Includes the effect of derivative transactions.
(3)

The average realized price, excluding unrealized derivative losses related to our natural gas derivative contracts, was $7.55 per Mcf and $7.02 per Mcf for the three- and nine-month periods ended September 30, 2009, respectively. The average realized price, excluding unrealized derivative gains and losses related to our natural gas derivative contracts, was $7.66 per Mcf and $7.99 per Mcf for the three- and nine-month periods ended September 30, 2008, respectively.

(4)

The average realized price, excluding unrealized derivative gains and losses related to our oil derivative contracts, was $56.54 per barrel and $52.84 per barrel for the three- and nine-month periods ended September 30, 2009.The average realized price, excluding unrealized derivative gains and losses related to our oil derivative contracts, was $15.55 per barrel and $29.64 per barrel for the three- and nine-month periods ended September 30, 2008.

(5)

The average realized price, excluding unrealized derivative losses related to our derivative contracts, was $6.90 per Mcfe and $6.49 per Mcfe for the three- and nine-month periods ended September 30, 2009.The average realized price, excluding unrealized derivative gains and losses related to our derivative contracts, was $7.75 per Mcfe and $7.92 per Mcfe for the three- and nine-month periods ended September 30, 2008.

EDGE PETROLEUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2009	December 31, 2008
	(in thousands)
ASSETS
TOTAL CURRENT ASSETS	$31,489	$48,710
PROPERTY AND EQUIPMENT, Net — full cost method of accounting for oil and natural gas properties	215,467	307,059
OTHER ASSETS	613	1,828
TOTAL ASSETS	$247,569	$357,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
TOTAL CURRENT LIABILITIES	$237,862	$251,991
OTHER NON-CURRENT LIABILITIES	6,376	8,118
TOTAL LIABILITIES	244,238	260,109
TOTAL STOCKHOLDERS’ EQUITY	3,331	97,488
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$247,569	$357,597

EDGE PETROLEUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2009	2008
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(94,715)	$(84,012)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized loss (gain) on the fair value of derivatives	9,756	(8,402)
Loss on property	—	34
Deferred income taxes	—	(45,491)
Depletion, depreciation, amortization and accretion	24,348	70,767
Impairment of oil and natural gas properties	78,254	129,520
Gain on ARO settlement	—	(83)
Amortization of deferred loan costs	1,465	717
Share-based compensation costs	558	2,371
Bad debt expense	263	90

Net effect of changes in operating assets and liabilities	6,446	11,696
Net cash provided by operating activities	26,375	77,207

CASH FLOWS FROM INVESTING ACTIVITIES:
Oil and natural gas property and equipment additions	(11,064)	(50,515)
Decrease in drilling advances	1,163	798
Proceeds from the sale of oil and natural gas properties	328	19,173
Overhedge derivative settlements	672	(10,905)
Net cash used in investing activities	(8,901)	(41,449)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(12,500)	(21,000)
Preferred dividends paid	—	(6,199)
Net cash used in financing activities	(12,500)	(27,199)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,974	8,559

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,475	7,163
CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,449	$15,722

EDGE PETROLEUM CORPORATION
Non-GAAP Disclosure Reconciliation
I. Net Cash Flows Provided by Operating Activities

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands)
Net cash flow provided by operating activities	$6,528	$23,767	$26,375	$77,207
Changes in working capital accounts	(958)	(7,593)	(6,446)	(11,696)
Net cash flow provided by operations before working capital changes	$5,570	$16,174	$19,929	$65,511

Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt.  Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities.  In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

Contact:	Edge Petroleum Corporation
Gary Pittman, Chief Financial Officer
(713) 654-8960